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                           IDS LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

          Each of the undersigned, as directors of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                         1933 Act               1940 Act
                                                                         Reg. Number            Reg. Number
IDS Life Variable Account 10

     IDS Life Flexible Portfolio Annuity                                 33-62407               811-07355
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ

     IDS Life Flexible Annuity                                           33-4173                811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ

     IDS Life Variable Retirement and Combination

     Retirement Annuities                                                2-73114                811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ

     IDS Life Employee Benefit Annuity                                   33-52518               811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ

     IDS Life Group Variable Annuity Contract                            33-47302               811-3217
IDS Life Insurance Company

     IDS Life Group Variable Annuity Contract (Fixed Account)            33-48701               N/A
IDS Life Insurance Company

     IDS Life Guaranteed Term Annuity                                    33-28976               N/A
IDS Life Insurance Company

     IDS Life Flexible Payment Market Value Annuity                      33-50968               N/A
IDS Life Variable Life Separate Account

     Flexible Premium Variable Life Insurance Policy                     33-11165               811-4298
IDS Life Variable Life Separate Account

     Flexible Premium Survivorship Variable Life

     Insurance Policy                                                    33-62457               811-4298
IDS Life Variable Life Separate Account

     Single Premium Variable Life Insurance Policy                       2-97637                811-4298
IDS Life Variable Account for Smith Barney

     Single Premium Variable Life Insurance Policy                       33-5210                811-4652
IDS Life Account SBS

     Symphony Annuity                                                    33-40779               812-7731
IDS Life Account RE

     Real Estate Variable Annuity                                        33-13375               N/A
IDS Life Variable Annuity Fund A                                         2-29081                811-1653
IDS Life Variable Annuity Fund B                                         2-47430                811-1674

hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Sherilyn K. Beck, Colin Lancaster, Bruce Kohn and Timothy S. Meehan or any one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products of existing separate accounts (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

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          Dated the 19th day of August, 1997.

/s/  David R. Hubers                                            August 15, 1997
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     David R. Hubers
     Director

/s/  Richard W. Kling                                           August 18, 1997
 ------------------------------------
     Richard W. Kling
     Director and President

/s/  Paul F. Kolkman                                            August 19, 1997
-------------------------------------
     Paul F. Kolkman
     Director and Executive Vice
     President

/s/  James A. Mitchell                                          August 15, 1997
-------------------------------------
     James A. Mitchell
     Director, Chairman of the
     Board and Chief Executive Officer

/s/  Barry J. Murphy                                            August 14, 1997
-------------------------------------
     Barry J. Murphy
     Director and Executive Vice
     President, Client Service

/s/  Stuart A. Sedlacek                                         August 19, 1997
-------------------------------------
     Stuart A. Sedlacek
     Director and Executive Vice
     President, Assured Assets

/s/  Melinda S. Urion                                           August 14, 1997
-------------------------------------
     Melinda S. Urion
     Director, Executive Vice
     President and Controller